STOCK OPTION GRANT AGREEMENT
                        PEOPLES BANCORP INC. KEY EMPLOYEE
                   1998 Peoples Bancorp Inc. Stock Option Plan
                            (Incentive Stock Options)


                  THIS AGREEMENT is made to be effective as of ____________, by and between Peoples Bancorp Inc., an Ohio corporation (the "COMPANY"), and __________________,(the "OPTIONEE").

                                   WITNESSETH:

                  WHEREAS, the Board of Directors of the COMPANY adopted the Peoples Bancorp Inc. 1998 Stock Option Plan (the "PLAN") on December 11, 1997; and

                  WHEREAS, the stockholders of the COMPANY, upon the recommendation of the COMPANY's Board of Directors, approved the PLAN at the Annual Meeting of Shareholders held on April 9, 1998; and

                  WHEREAS, pursuant to the provisions of the PLAN, the Board of Directors of the COMPANY has appointed a Stock Option Committee (the "COMMITTEE") to administer the PLAN and the COMMITTEE has determined that an option to acquire common shares, without par value (the "COMMON SHARES"), of the COMPANY should be granted to the OPTIONEE under the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:

                  1. Grant of OPTION. The COMPANY hereby grants to the OPTIONEE an option (the "OPTION") to purchase ____________COMMON SHARES of the COMPANY. The OPTION is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

                  2.       Terms and Conditions of the OPTION.

                  (A) OPTION PRICE. The purchase price (the "OPTION PRICE") to be paid by the OPTIONEE to the COMPANY upon the exercise of the OPTION shall be $_____ per share (being 100% of the Fair Market Value (as that term is defined in the PLAN) for the COMMON SHARES of the COMPANY on the date of this Agreement), subject to adjustment as provided herein.

                  (B) Exercise of the OPTION. The OPTION may not be exercised until the OPTIONEE shall have_______________________________________________________. Thereafter, the
OPTION may be exercised as follows:

                           i)  at any time after
______________________________________ of the COMMON SHARES subject to the OPTION;

                           ii) at any time after
______________________________________ of the COMMON SHARES subject to the OPTION;

                           iii) at any time after
_____________________________________ of the COMMON SHARES subject to the OPTION; and

                           iv) at any time after
_____________________________________ of the COMMON SHARES subject to the OPTION.

                  Subject to the other provisions of this Agreement, if the OPTION becomes exercisable as to certain COMMON SHARES, it shall remain exercisable as to those COMMON SHARES until the date of expiration of the OPTION term. The COMMITTEE may, but shall not be required to (unless otherwise provided in this Agreement), accelerate the schedule of the time or times when the OPTION may be exercised.

                  The grant of this OPTION shall not confer upon the OPTIONEE any right to continue as an employee of the COMPANY or of any subsidiary of the COMPANY nor limit in any way the right of the COMPANY or of any such subsidiary to terminate the status of the OPTIONEE as an employee in accordance with law or the COMPANY's or the subsidiary's, as appropriate, governing corporate documents.

                  (C) OPTION Term.  The OPTION shall in no event be exercisable
                      ------------
after the expiration of ten (10) years from the date of this Agreement.

                  (D) Method of Exercise. To the extent that it is exercisable,
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the OPTION may be exercised by mailing or delivering to the COMMITTEE a written notice of exercise, signed by the OPTIONEE, or in the event of the death of the OPTIONEE, by such other person as is entitled to exercise the OPTION. The notice of exercise shall state the number of COMMON SHARES in respect of which the OPTION is being exercised, and shall either be accompanied by the payment of the full OPTION PRICE of such COMMON SHARES, or shall fix a date (not more than ten business days from the date of the notice) for the payment of the full OPTION PRICE of the COMMON SHARES being purchased. The OPTION PRICE may be paid in cash, or by the transfer by the OPTIONEE to the COMPANY of free and clear COMMON SHARES already owned by the OPTIONEE having a Fair Market Value (as that term is defined in the PLAN) on the exercise date equal to the OPTION PRICE, or by a combination of cash and COMMON SHARES already owned by the OPTIONEE equal in the aggregate to the OPTION PRICE for the COMMON SHARES being purchased.

                  3. Adjustments and Changes in the COMMON SHARES subject to the
                     -----------------------------------------------------------
OPTION. In the event there is any change in the COMMON SHARES resulting from
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stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, the number of COMMON SHARES subject to the OPTION and the OPTION PRICE of the optioned COMMON SHARES shall be appropriately adjusted to reflect such change.

                  4. Vesting Acceleration of OPTIONS in an Acquisition
                     Transaction.
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                  (A) In the event the COMPANY shall consolidate with, merge into, or transfer all or substantially all of its assets (an "ACQUISITION TRANSACTION") to another corporation or corporations (herein referred to as "SUCCESSOR EMPLOYER CORPORATION"), then each OPTION outstanding under the PLAN shall become exercisable in full, whether or not then exercisable by its terms, immediately upon consummation of the ACQUISITION TRANSACTION. As a condition of any such ACQUISITION TRANSACTION, the COMPANY shall require that the successor employer corporation obligate itself to continue this PLAN and to assume all obligations under the PLAN in a manner consistent with the provisions of Section 424(a) of the CODE. In the event that such successor employer corporation terminates for any reason the employment of any OPTIONEE who is a Key Employee, as defined by the PLAN, within the one year period immediately following the consummation of the ACQUISITION TRANSACTION, such OPTIONEE shall have the right to exercise his then unexercised OPTIONS during the period ending on the earlier of the expiration of the term of the OPTIONS or three months following the date of the OPTIONEE's termination of employment.

                  (B) The grant of the OPTION shall not affect in any way the right of the COMPANY to consolidate with, merge into, or transfer all or substantially all of its assets to, another corporation or corporations.

                  5. Assignability of the OPTION. The OPTION shall not be
                     ----------------------------
assignable or transferable except, in the event of the death of the OPTIONEE, by the will of the OPTIONEE, or by the laws of descent and distribution. The OPTION shall be exercisable, during the OPTIONEE's lifetime, only by the OPTIONEE.

                  6. Exercise After OPTIONEE Ceases to be an Employee. If an
                     -------------------------------------------------
OPTIONEE's employment with the COMPANY and its subsidiaries terminates for any reason other than (i) death of the OPTIONEE, (ii) the disability of the OPTIONEE within the meaning of Section 22(e)(3) of the CODE, (iii) the retirement of the OPTIONEE under the provisions of any retirement plan of the COMPANY and its subsidiaries, or (iv) any reason (other than for an act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the COMPANY or any subsidiary, hereafter referred as "CAUSE") after the OPTIONEE has been employed by the COMPANY and/or its subsidiaries for at least 10 consecutive years prior to the OPTIONEE's termination of employment, the portion of the OPTION which has not yet become exercisable in accordance with Section 2(B), shall immediately terminate.
                           If the termination of employment of the OPTIONEE was
due to retirement under the provisions of any retirement plan of the COMPANY or any subsidiary or if the termination of employment was due to a reason other than for CAUSE and the OPTIONEE had been employed by the COMPANY and/or one or more subsidiaries for at least 10 consecutive years prior to the OPTIONEE's termination of employment, all of such OPTIONEE's OPTIONS may be exercised in full, whether or not then exercisable in accordance with Section 2(B), and the right of the OPTIONEE to exercise the OPTIONS shall terminate upon the earlier to occur of the expiration of the term of the OPTIONS or three months after the date of termination of employment.
                           If the termination of employment was due to the
death of an OPTIONEE who was an employee of the COMPANY and/or any subsidiary at the time of death, such OPTIONS may be exercised in full, whether or not then exercisable in accordance with Section 2(B), and the right of the representative or representatives of the OPTIONEE's estate (or the person or persons who acquire by bequest or inheritance) the right to exercise the OPTIONEE's OPTIONS) to exercise the OPTIONS shall terminate upon the earlier to occur of the expiration of the term of the OPTIONS or one year after the date of death of the OPTIONEE.
                           If the termination of employment was due to the
disability of the OPTIONEE within the meaning of Section 22(e)(3) of the CODE, such OPTIONS may be exercised in full, whether or not then exercisable in accordance with Section 2(B), and the right of the OPTIONEE to exercise the OPTIONS shall terminate upon the earlier to occur of the expiration of the term of the OPTIONS or one year after the date of termination of employment.
                           If the termination of employment of the OPTIONEE was
due to reasons other than for CAUSE and the OPTIONEE had not been employed by the COMPANY and/or one or more subsidiaries for at least 10 consecutive years prior to the OPTIONEE's termination of employment, the OPTIONEE's OPTIONS may be exercised only to the extent then exercisable under Section 2(B) on the date of termination of employment, and the right of the OPTIONEE to exercise the OPTIONS shall terminate upon the earlier to occur of the expiration of the term of the OPTIONS or three months after the date of termination of employment.
                           If the termination of employment of the OPTIONEE was
for CAUSE, all OPTIONS which have not been exercised as of the date of termination of employment shall terminate immediately as of the date of termination of employment.

                  7. Restrictions on Exercise. Anything contained in this
                     -------------------------
Agreement or elsewhere to the contrary notwithstanding:

                  (A) The OPTION shall not be exercisable for the purchase of any COMMON SHARES subject thereto except for:

                           i)   COMMON SHARES subject thereto which at the time
of such exercise and purchase are registered under the Securities Act of 1933, as amended (the "ACT"); and

                           ii) COMMON SHARES subject thereto which at the time
of such exercise and purchase are
exempt or are the subject matter of an exempt transaction or are registered by description, by coordination or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and

                           iii) COMMON SHARES subject thereto in respect of
which the laws of any state applicable to such exercise and purchase have been satisfied.

                  (B) If any COMMON SHARES subject to the OPTION are sold or issued upon the exercise thereof to a person who (at the time of such exercise or thereafter) is an affiliate of the COMPANY for purposes of Rule 144 promulgated under the ACT, or are sold and issued in reliance upon exemptions under the securities laws of any state, then upon such sale and issuance:

                           i)  Such COMMON SHARES shall not be transferable by
the holder thereof, and neither the COMPANY nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the COMPANY shall have received an opinion from its counsel to the effect that any such transfer would not violate the ACT or the applicable laws of any state; and

                           ii) The COMPANY may cause each share certificate
evidencing such COMMON SHARES to bear a
legend reflecting the applicable restrictions on the transfer thereof.

                  (C) Any share certificate issued to evidence COMMON SHARES as to which the OPTION has been exercised may bear such legends and statements as the COMPANY shall deem advisable to insure compliance with applicable federal and state laws and regulations.

                  (D) Nothing contained in this Agreement or elsewhere shall be construed to require the COMPANY to take any action whatsoever to make the OPTION exercisable or to make transferable any COMMON SHARES purchased and issued upon the exercise of the OPTION.

                  8. Rights of the OPTIONEE as a Shareholder. The OPTIONEE shall have no rights or privileges as a shareholder of the COMPANY with respect to any COMMON SHARES of the COMPANY covered by the OPTION until the date of issuance and delivery of a certificate to the OPTIONEE evidencing such COMMON SHARES.

                  9. PLAN as Controlling. All terms and conditions of the PLAN applicable to the OPTION which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the PLAN, the PLAN shall be deemed controlling.

                  10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

                  11. Rights and Remedies Cumulative. All rights and remedies of the COMPANY and of the OPTIONEE enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

                  12. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.

                  13. Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and communications required or permitted to be given or delivered under this Agreement to the COMPANY or to the OPTIONEE, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

                           (A) If to the COMPANY, to:
                               Peoples Bancorp Inc.
                               Attn: Stock Option Committee
                               138 Putnam Street
                               P. O. Box 738
                               Marietta, Ohio 45750-0738

                           (B) If to the OPTIONEE, to the address of
                               the OPTIONEE set forth at the conclusion of this Agreement.

The COMPANY or the OPTIONEE may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given on the date of the postmark stamped on the envelope by the U.S. Postal Service, metered dates not being acceptable, when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.
                  14. Severability. If any provision of this Agreement, or the
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application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

                  15. Number and Gender. When used in this Agreement, the number
                      ------------------
and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

                  16. Entire Agreement. This Agreement constitutes the entire
                      -----------------
agreement between the COMPANY and the OPTIONEE in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

            COMPANY:

                             Peoples Bancorp Inc.,
                             an Ohio corporation


                             By:  ____________________________________

                             Its:  Secretary, Stock Option Committee

                             OPTIONEE:
                             ---------


                             _______________________________________
                             Optionee Name

                             _______________________________________
                             Street Address

                             _______________________________________
                             City, State and Zip Code

                             ______________________
                             Social Security Number